10.5  Legal Opinion of Glenn Bagwell
MAY-09-00 07:11 AM                                                       P.03

JUN-i4-&S 18,12 FROM-                    101                       PACE   1/4


                      Law Offices of H. Glenn Bagwell, Jr.

                              H. Glenn Bagwell, Jr.

                         3005 Anderson Drive, Suite 204

                          Raleigh, North Carolina 27609

Tdephone, 919.785-3113                                     rakWkr. 919.785.3116

                                  June 14,1999

Mr. Kevin Kopaunik, President

Fidelity Transfer Company

1800 South West Temple, Suite 301-53                           (Four me$ total)


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Salt Lake City, Utah 84115

[VIA FACSUVELE'801.466.41223

Confirmation Number. 80 1 -484,7222

Re: Issuance of Common Stock of iVoice.com, Inc. (OTC: BB Trading Symbol

                  "IVOC") Pursuant to Rule 504 of Regulation D

Dear Iva. Kopaunik:

I IVoice.com Inc., a Delaware Corporation (the "Company"), has requested me, to deliver to you this opinion, solely in connection with your due diligence investigation of-the Company for purposes of issuing up to 1,000,000 shams of common stock of the Company, $.01 par value per share (the "Shares"), to Dot Com Funding, Inc. (the "Shareholder"), pursuant to certain subscription/purchase agreements between the Company and the Shareholder dated as of June 14, 1999, a copy of which will be provided by the Company at your request (collectively, the "Agreement") The Agreement calls for the Sham to be issued pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and applicable exemptions from registration under the Colorado Revised Statutes (1998) without restrictive legend of any kind. The Company %rill forward to you under separate cover an

instruction letter and Directors' resolution as necessary re            hares

arding issuance of the S

As you know, the US- Securities mid Exchange Commission ("SEC") revised Rule 504 of Regulation D to prohibit issuance of non-legended securities under We 504 except in two circumstances, the second of which, relevant for purposes of this opinion letter, permits the issuance of non-legended securities if the other requirements of Rule 504 are met and if the securities am offered and sold pursuant to a state exemption from registration which permits general solicitation and advertising so long as sales are made only to accredited investors.

Colorado Revised Statutes Section 308(l)(p) and Regulation 51-3.13.B and 51-3.19 permit offering and solicitation in the state of Colorado, so long as sales are made only to accredited investors, The Shareholder has represented in the Agreement that it is a Colorado corporation and each party has represented that there was no advertising with respect to the offering of securities contemplated by the Agreement, that the Company contacted the Shareholder directly about the said transactions, and that each party has acted in accordance with Rule 504 and with the applicable ruler, and regulations of the Colorado Revised Statutes
(1998).


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MAY-09-00 07:11 AM

Jme 14,1999

Lwer to ~&. Kopaunik

Page Two

For purposes of rendering this opinion, i have examined and relied upon the Agreement, along with such other documents, agreements and records as I deemed necessary to render the opinions set forth below. In addition I have materially relied upon the written certifications of certain executive officer(s) of the Company dated as of the date hereof

In connection with this examination. I have assumed the following. (i) that the Agree- has been fully and properly executed by each of the parties thereto in the same form as the forms which I have examined; (ii) the genuineness of all signatures, the legal capacity of neural persons, the authenticity and accuracy of all documents submitted to me as originals, and the, conformity to originals of all documents submitted to me as copies (including facsimiles); (iii) that each of the Agreements has been duly and validly authorized, executed and delivered by the party or parties thereto, on the dates noted thereon; (iv) that each of the Agreements constitutes the valid and binding agreement of the party or parties thereto, enforceable against such party or parties in accordance with the Agreements' terms; and (v) that written certifications to me by certain executive officer(s) of the Company dated as of June. 14, 1999, were true and correct when made and as of the date of this letter.

I have also assumed the following matters to be factual:

I. From the Company's inception through the date of this letter, the Company has made no registered offers or sales of securities except to officers and directors, and no unregistered offers and Wes of securities based on any exemption from registration promulgated pursuant to Section 3(b) of the 1933 Act except pursuant to Rule 504 of Regulation D promulgated under the 1933 Act;

2. Within the thirteen (13) month period commencing June 1, 1998 (the "Exemption Window'), the Company has not and shall not have made any offers or sales of securities in the United States unless such offers or sales of securities "I have been registered under the 1933 Act and under any applicable state securities laws; provided, however, that the Company may have made additional sales of securities within the Exemption Window pursuant to Role 504 of Regulation D (and corresponding state exemptions from registration,, if available) to the extent that the aggregate offering price, of prior sales and the ' sales under the Agreement does not exceed a total offering price of US$1,000,000.00. Should the Company have made any registered offerings or sales of securities within the Exemption Window. such offerings and Wes were made on ter= that shall not cause it/them to be subject to "integration," within the meaning of Rule: 502 of Regulation D, with any prior offering by the Company, including that reflected in the Agreement;


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Letter to Mr. Kopaunik

Page Tbree

I No general solicitation or advertising was conducted by the Company in connection with the offering of any of the Sham as contemplated by the Agreement,

4. At no time has the Company been (1) subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or (2) an "investment company" within the, meaning of the federal securities laws;

5. Neither the Company, not any predecessor of the Company, nor any director or officer of the Company, nor any beneficial owner of I 0% or more of any class of the Company's equity securities, nor any promoter currently connected with the Company in any capacity, has been convicted within the past ten (10) years of any felony in connection with the purchase or We of any security,

6. The offers and sales of securities by the Company pursuant to the offering contemplated by the Agreement were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of the States;

7. The Shareholder is not nor has ever been affiliated with any director, officer or promoter of the Company or any beneficial owner of 10% or more of the Company's securities;

8. The Company bas at all times complied with the requirements of Rule 504 of Regulation D and of applicable state exemptions from registration in the Offers and sales by the Company of its securities in the offering contemplated by the Agreement, including without limitation the, offering of the Shares to the Shareholder.

Based upon the foregoing, including without limitation the written certifications of certain officer(s) of the Company, and subject to the qualifications and limitations stated in this letter, to the best of my knowledge, I am of the opinion that the Shares are not subject to the resale restrictions imposed by the 1933 Act. Therefore, the certificate(s) representing the Shares purchased by the Shareholder may be issued without any restrictive legend or stop transfer order.

This opinion is furnished to you by me as counsel for the Company, is Solely for your benefit in connection with your due diligence investigation of the Company fbr purposes of issuing the certificate(s) for the Shares. This opinion may be relied on only by you in connection with the transactions contemplated by the


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Agreement, and my riot be relied upon by any other person without my prior written consent. With respect to the intended recipient of this letter, a facsimile of this letter executed by me will be, binding upon me,


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Letter to Mr. Kopaunik

Page Four

Please issue the Shares as requested on the issuance instruction letter from the Company, which the Company Will deliver to you under separate cover.

very truly yours.

H. Glenn Bagwell, Jr.

Fc. Mr. Joel Beagelman @ iVoice.com Inc. Mr. Larry Effluent, Esq.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 iVoice.com, Inc.

                             By: /s/ Jerome Mahoney
                                     Jerome Mahoney, President

                                 Date: May 11, 2000